EXHIBIT 99.01
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Stock Exchange Announcement

28 November 2005

Shire plc (the "Company")

Basingstoke, UK and Philadelphia, US – 28th November, 2005 The Company announces that on 28 November 2005 it was notified of the acquisition in London, on that day, of ordinary shares in the Company by a Director, and acquisitions by two other Persons Discharging Managerial Responsibilities, following the close of a 27 month offering period under the Shire plc Employee Stock Purchase Plan. The price of the ordinary shares, which was determined at the beginning of the offering period, was £4.09.

Notification of the acquisition of shares by a Director

1,928 ordinary shares of 350p each in the Company were acquired by Mr Matthew Emmens, Chief Executive Officer, being 0.0004% of the issued shares of that class. As a result of this transaction, Mr Emmens has a total interest of 18,938 ordinary shares in the Company being 0.0038% of the issued shares of that class.

Notification of the acquisition of shares by other Persons Discharging Managerial Responsibilities

1,928 ordinary shares of 350p each in the Company were acquired by Mr Gregory Flexter, Executive Vice President and General Manager, North America, being 0.0004% of the issued shares of that class. As a result of this transaction, Mr Flexter has a total interest of 1,928 ordinary shares in the Company.

1,928 ordinary shares of 350p each in the Company were acquired by Mr John Lee, Executive Vice President, Global Supply Chain and Quality, being 0.0004% of the issued shares of that class. As a result of this transaction, Mr Lee has a total interest of 1,928 ordinary shares in the Company.

Registered in England 2883758 Registered Office as above

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+	44 1256 894 160

	Brian Piper (North America)	+	1 484 595 8252

Media	Jessica Mann (Rest of the World)	+	44 1256 894 280

	Matthew Cabrey (North America)	+	1 484 595 8248

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on central nervous system (CNS), gastrointestinal (GI), general products (GP) and human genetic therapies (HGT) - all being areas in which Shire has a commercial presence. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results. Shire’s focused strategy is to develop and market products for specialty physicians. This approach aims to deliver increased returns and lower risks. Shire’s in-licensing and merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forwarding-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire plc’s results could be materially affected. The risks and uncertainties include, but are not limited to; risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization; the impact of competitive products, including, but not limited to, the impact of those on Shire plc’s Attention Deficit and Hyperactivity Disorder (“ADHD”) franchise; patents, including but not limited to, legal challenges relating to Shire plc’s ADHD franchise; government regulation and approval, including but not limited to the expected product approval dates of DAYTRANA (MTS/METHYPATCH) (ADHD), SPD503 (ADHD), SPD465 (ADHD), MESAVANCE (SPD476) (ulcerative colitis), ELAPRASE (I2S) (iduronate-2-sulfase) (Hunter syndrome) and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Administration in the United States; Shire plc’s ability to benefit from the acquisition of Transkaryotic Therapies Inc.; Shire plc’s ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire plc’s and its predecessor registrant Shire Pharmaceuticals Group plc’s filings with the US Securities and Exchange Commission, including Shire Pharmaceuticals Group plc’s Annual Report on Form 10-K for the year ended December 31, 2004.